UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2020

ENDOLOGIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Musick	Irvine	CA	92618
(Address of Principal Executive Offices)			(Zip Code)

(949)	595-7200
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ELGX	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2020, the Board of Directors (the “Board”) of Endologix, Inc. (the “Company”) appointed Richard Mott to serve on the Board as a Class I director. Consistent with the other Class I directors, Mr. Mott will serve as a member of the Board until the Company’s 2023 annual meeting of stockholders. Mr. Mott has been appointed to the Restructuring Committee.

Mr. Mott is currently a principal in Walkabout Consulting LLC, a management consulting and private equity firm, since 2008. Mr. Mott served as President and Chief Executive Officer and Director of Kyphon Inc., a NASDAQ-listed global medical device company focused on minimally invasive spinal therapies, from 2002 through its acquisition by Medtronic, Inc. in late 2007. Prior to Kyphon, Mr. Mott held several executive positions at Wilson Greatbatch Technologies, Inc., most recently as Chief Operating Officer, as well as executive operating roles within the Bristol-Myers Squibb Company. Mr. Mott currently serves on the Board of Directors of several private companies, including Conventis Orthopedics, Sollis Therapeutics, Treace Medical Concepts, Relievant Med Systems, and Arsenal Medical. Mr. Mott is the previous recipient of the Ernst & Young Entrepreneur of the Year Award and the Frost & Sullivan Technology Leadership of the Year Award. Mr. Mott holds a BS in Ceramic Engineering from Alfred University and is a Graduate of Harvard University’s Advanced Management Program.

Compensation of Director

In connection with Mr. Mott’s appointment to the Board, he will be compensated for his service on the Board and its Committees in accordance with the Company’s standard compensation policy for non-employee directors.

Agreements with Director

Mr. Mott was appointed to the Board to serve as Deerfield’s (as defined below) designee pursuant to Amendment No. 1 to Forbearance Agreement to Credit Agreement, dated as of August 9, 2018, with the Lenders party thereto from time to time, and Deerfield ELGX Revolver, LLC, as agent for itself (the “ABL Agent”) and the Lenders and Amendment No. 1 to Forbearance Agreement to Amended and Restated Facility Agreement, dated as of August 9, 2018, with the Lenders party thereto from time to time, and Deerfield Private Design Fund I.V., L.P. as agent for itself (together with the ABL Agent, “Deerfield”) and the Lenders. There are no other arrangements or understandings between Mr. Mott and any other persons pursuant to which he was elected to serve on the Board. There are no relationships involving Mr. Mott that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Mr. Mott has entered into the Company’s standard indemnification agreement in the form previously filed with the Securities and Exchange Commission providing for indemnification and advancement of expenses to the fullest extent permitted by the General Corporation Law of the State of Delaware.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

Date: June 24, 2020	/s/ John Onopchenko
John Onopchenko
Chief Executive Officer